Spruce Power Announces $130 Million Debt Financing

DENVER, COLORADO- -(BUSINESS WIRE)- - Spruce Power Holding Corporation (NYSE: SPRU) (“Spruce” or the “Company”), a leading owner and operator of distributed solar energy assets across the United States, today announced that certain of its subsidiaries have closed on a $130 million non-recourse debt facility (the “New Debt Facility”) provided by Barings LLC (“Barings”). The New Debt Facility refinances the Company’s term loan of $125 million (the “SP4 Facility”) and provides for a net injection of incremental capital.

“Spruce is proud to announce the execution and closing of the refinance of its SP4 Facility. This transaction achieves a favorable balance of capitalizing on the Company’s strong asset performance and retention of asset level cash flows for our shareholders,” said Joe Pettit, Spruce’s VP of Corporate Development. “Additionally, I’m pleased to announce a new relationship with Barings, who brings deep industry expertise that is supportive of Spruce’s mission to power our customers’ clean end efficient energy use.”

“We are pleased to start a great partnership with Spruce to support the Company’s innovative business model and growth trajectory, as we seek to deliver attractive risk-adjusted returns to our clients,” said Burak Cetin, Barings’ Managing Director and Head of Private Residential and Consumer Asset Finance.

The $130 million New Debt Facility was rated A+ by Kroll and priced at a fixed loan rate of 6.889%. The initial balance of the New Debt Facility represents a 69% advance rate of ADSAB (contracted cash flows available for debt service discounted at 6%).

The New Debt Facility’s collateral pool consists of cash flows from over 22,000 solar contracts (the “Spruce Power 4 Portfolio”), the majority of which are variable rate PPAs indexed to retail electric rates of California investor-owned utilities. Since its acquisition in March 2023, rapidly rising retail electric pricing in California and other geographies across the Spruce Power 4 Portfolio has resulted in ADSAB accretion, and looking ahead, the Company expects continued strong performance of variable rate PPAs underlying the Spruce Power 4 Portfolio.

The refinancing transaction provides for an injection of incremental capital into the Company of over $6 million, net of fees and inclusive of positive value realized in the simultaneous termination of interest rate swaps underlying the SP4 Facility.

Santander US Capital Markets LLC served as the sole structuring agent.

About Spruce Power

Spruce Power Holding Corporation (NYSE: SPRU) is a leading owner and operator of distributed solar energy assets across the United States. We provide subscription-based services that make it easy for homeowners to benefit from rooftop solar power and battery storage. Our power as-a-service model allows consumers to access new technology without making a significant upfront investment or incurring maintenance costs. Our company owns the cash flows from over 75,000 home solar assets and contracts across the United States. For additional information, please visit www.sprucepower.com.

About Barings LLC

Barings is a $406+ billion* global investment manager sourcing differentiated opportunities and building long-term portfolios across public and private fixed income, real estate, and specialist equity markets. With investment professionals based in North America, Europe and Asia Pacific, the firm, a subsidiary of MassMutual, aims to serve its clients, communities and employees, and is committed to sustainable practices and responsible investment. Learn more at www.barings.com.

*Assets under management as of March 31, 2024

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements can be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intends,” “may,” “opportunity,” “plans,” “goals,” “target” “predict,” “potential,” “estimate,” “should,” “will,” “would,” “continue,” “likely” or the negative of these terms or other words of similar meaning. These statements are based upon our current plans and strategies and reflect our current assessment of the risks and uncertainties. Forward-looking statements in this release include statements regarding the future direction of the Company and growth opportunities. These statements are based on various assumptions, whether or not identified in this press release and on the current expectations of management, and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to: expectations regarding the growth of the solar industry, home electrification, electric vehicles and distributed energy resources; the ability to successfully integrate XL Fleet and Spruce; the ability to identify and complete future acquisitions; the ability to develop and market new products and services; the effects of pending and future legislation; the highly competitive nature of the Company’s business and markets; the ability to execute on and consummate business plans in anticipated time frames; litigation, complaints, product liability claims, government investigations and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of natural disasters and other events beyond our control, such as hurricanes, wildfires or pandemics, on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s future business; the availability of capital; and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10 K for the year ended December 31, 2023 filed with the SEC on April 9, 2024, subsequent Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

For More Information
Investor Contact: investors@sprucepower.com

Head of Investor Relations: Bronson Fleig

Media Contact: publicrelations@sprucepower.com